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                                                                       EXHIBIT 5

                                                                    May 13, 1999

The Seagram Company Ltd.
1430 Peel Street
Montreal, Quebec
Canada
H3A 1S9

      RE:  THE SEAGRAM COMPANY LTD.
           ISSUE AND SALE OF US $2,300,000,000 COMMON SHARES


Dear Sirs:

     We are acting as Canadian counsel to The Seagram Company Ltd. (the "Company") in connection with the registration statement on Form S-3 of the Company, under the Securities Act of 1933, as amended (the "Act") being filed today with the Securities and Exchange Commission (the "Registration Statement") relating to the Company's common shares without nominal or par value (the "Common Shares"), to be issued and sold by the Company and to be sold by certain selling shareholders, under the Act for an aggregate initial offering price not to exceed US $2,300,000,000.

     We have examined the Articles of Amalgamation and By-Laws of the Company. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     In addition, we have assumed that (i) the Registration Statement will have become effective; (ii) a Prospectus will have been prepared and filed with the Securities and Exchange Commission describing the Common Shares offered thereby;
(iii) all Common Shares issued and sold will be issued and sold in compliance with applicable United States, federal and state, and Canadian, federal and provincial, securities laws and solely in the manner stated in the Registration Statement; (iv) a definitive purchase, underwriting or similar agreement (the "Underwriting Agreement") with respect to the Common Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will constitute a valid and legally binding obligation of the Company under applicable
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United States, federal and state, laws; and (v) the Underwriting Agreement will be governed by the laws of the State of New York.

      Based upon and subject to the foregoing, we are of the opinion that with respect to Common Shares, when (i) all necessary corporate action has been taken by the Company to authorize the issuance and terms of the offering of the Common Shares and related matters, and (ii) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered in accordance with the Underwriting Agreement, upon payment of the consideration therefor provided for therein, for the consideration approved by or on behalf of the Board of Directors of the Company, the Common Shares will be validly issued, as fully paid and non-assessable.

      We are members of the Bar of the Province of Quebec and we do not express any opinion herein concerning any law other than the laws of the Province of Quebec and the laws of Canada applicable therein.

      This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon, or furnished to, any other person, firm or corporation without our prior written consent; provided, however, that we hereby consent to the filing of this opinion as an exhibit to the Registration Settlement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part thereof.

                                          Yours truly,

                                          /s/ Goodman Phillips & Vineberg

                                          Goodman Phillips & Vineberg